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                                                                   EXHIBIT 10.10
                         SUBORDINATED PROMISSORY NOTE


$2,000,000                                                 May  21, 2001
                                                           Palo Alto, California

          Ariel Corporation, a Delaware corporation ("Borrower"), for value received, hereby unconditionally promises to pay to Mayan Networks Corporation ("Lender"), on the earlier of (a) the Effective Time (as defined in that certain Agreement and Plan of Merger between Borrower and Lender dated as of March 28, 2001 (the "Merger Agreement")) or (b) Lender's demand following termination of the Merger Agreement, in lawful money of the United States, at the address of Lender set forth below, the principal sum of TWO MILLION DOLLARS AND NO CENTS ($2,000,000) or such other amount as represents the aggregate principal amount of the advances made by Lender to Borrower hereunder, in the amount necessary to repay in full the unpaid principal balance hereof together with simple interest on the unpaid principal at a fixed rate equal to 8% per annum; provided, however, that in the event that the Merger Agreement is terminated by Lender pursuant to Section 9.01(e) thereof, the amounts due under this Subordinated Promissory Note (including, without limitation, unpaid principal and accrued and unpaid principal thereon), shall be due and payable on the one-year anniversary of such termination of the Merger Agreement. In the event that the Merger Agreement is terminated by Lender pursuant to Section 9.01(e) thereof, interest shall continue to accrue on the unpaid principal balance in accordance herewith until all amounts payable hereunder have been repaid in full by Borrower.

          In the event that any amount of principal or interest, or any other amount payable hereunder, is not paid in full when due (whether at stated maturity, by acceleration or otherwise), the Borrower agrees to pay interest on such unpaid principal or other amount, from the date such amount becomes due until the date such amount is paid in full, payable on demand, at a rate per annum equal at all times to 13%.

          All computations of interest shall be made on the basis of a 365-day year for the number of days actually elapsed.

          This Subordinated Promissory Note (this "Subordinated Note"), and each Term Loan (as defined below) advanced hereunder, shall be secured by the collateral (the "Collateral") more specifically described in the Security Agreement of even date herewith between Borrower and Lender, substantially in the form of Exhibit A hereto (the "Security Agreement") and in the Intellectual
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Property Security Agreement of even date herewith between Borrower and Lender, substantially in the form of Exhibit B hereto (the "IP Security Agreement" and,
                             ---------
collectively with the Security Agreement, the "Security Agreements"). At Lender's sole and absolute discretion, Lender may require Borrower to execute and deliver the Security Agreement(s) as a condition precedent to any Term Loan advanced hereunder. Notwithstanding the foregoing, in the event that the Merger Agreement is terminated by Lender pursuant to Section 9.01(e) thereof, Lender agrees to subordinate its security interest in the Collateral to any lender who thereafter agrees to provide financing to Borrower (a "Subsequent Lender") and to enter into a lien subordination agreement, in form and substance satisfactory to Lender and such Subsequent Lender, as such Subsequent Lender shall reasonably request, to provide for, among other things, (x) the subordination of the Liens of Lender in any Collateral to the Liens of such Subsequent Lender in such Collateral, and (y) the agreement of Lender to refrain from taking any action or exercising any rights with respect to such Collateral for such period of time as shall be satisfactory to Lender and such Subsequent Lender. BORROWER HEREBY RATIFIES AND AFFIRMS THE SECURITY INTERESTS GRANTED BY BORROWER TO LENDER UNDER AND PURSUANT TO THE SECURITY AGREEMENTS.

          Subject to the terms and conditions hereof (including, without limitation, execution and delivery by Borrower of the Security Agreement(s) in accordance with the preceding paragraph), and provided no Event of Default has occurred, Borrower may request one or more advances (each such
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advance a "Term Loan" and such advances collectively, the "Term Loans") under this Promissory Note (this "Note"). Borrower must give Lender at least three (3) days' written notice requesting any such Term Loan, and Borrower must affirm in each such written notice that (i) the representations and warranties of Borrower set forth in the Merger Agreement are true and correct in all material respects as of the time of such advance and (ii) Borrower has not breached in any material respect any covenant contained in the Merger Agreement. Any Term Loan repaid by Borrower, in whole or in part, may not be reborrowed. Submission by Borrower to Lender of a budget, in form and substance satisfactory to Lender, shall be a condition precedent to each Term Loan. Each Term Loan shall be applied by Borrower exclusively as set forth in the budget submitted by Borrower as a condition precedent to such Term Loan.

          Anything herein to the contrary notwithstanding, if during any period for which interest is computed hereunder, the amount of interest computed on the basis provided for in this Subordinated Note, together with all fees, charges and other payments which are treated as interest under applicable law, as provided for herein or in any other document executed in connection herewith, would exceed the amount of such interest computed on the basis of the Highest Lawful Rate, the Borrower shall not be obligated to pay, and the Lender shall not be entitled to charge, collect, receive, reserve or take, interest in excess of the Highest Lawful Rate, and during any such period the interest payable hereunder shall be computed on the basis of the Highest Lawful Rate. As used herein, "Highest Lawful Rate" means the maximum non-usurious rate of interest, as in effect from time to time, which may be charged, contracted for, reserved, received or collected by the Lender in connection with this Subordinated Note under applicable law.

          Borrower may prepay the outstanding amount hereof in whole or in part at any time, without premium or penalty. Together with any such prepayment the Borrower shall pay accrued interest on the amount prepaid.

          Borrower represents and warrants to the Lender that this Subordinated Note does not contravene any contractual or judicial restriction binding on or affecting the Borrower and that this Subordinated Note is the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms.

          Subordination.  Notwithstanding any other provisions of this
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Subordinated Note to the contrary, by its acceptance of this Subordinated Note, the Holder of this Subordinated Note agrees as follows:

          (1) The principal of and interest on this Subordinated Note (and all extensions and renewals thereof and replacements therefor) and all premiums, fees, costs, expenses and all other sums now or hereafter due in connection with the foregoing (collectively, the "Subordinated Debt") is subordinate in right of payment to the payment to TRANSAMERICA BUSINESS CREDIT CORPORATION ("Senior Lender", which term shall include any other future institutional lender to Borrower which replaces said Senior Lender), in full in cash, of all present and future indebtedness for borrowed money of Borrower to Senior Lender and all interest thereon, and all liabilities, guarantees and other obligations of Borrower to Senior Lender in connection therewith, now existing or hereafter arising, including without limitation any interest accruing after the commencement of any bankruptcy, arrangement, or reorganization proceeding with respect to Borrower (whether or not such interest is recoverable from Borrower or allowable or provable in any such proceeding), costs, expenses, penalties, indemnities, and reimbursement obligations (collectively, the "Senior Debt"). Holder agrees not to directly or indirectly ask for or accept payment of all or any part of the Subordinated Debt, in cash or other property or by set-off or in any other manner for any of the Subordinated Debt if Borrower is in default in its obligations to Senior Lender or if such actions would create an event of default in respect of such obligations. Unless and until all of the Senior Debt has been indefeasibly paid in full, in cash, Holder further agrees not to do any of the following, directly or indirectly: (i) demand, sue for, accelerate the maturity of, or otherwise enforce any of the Subordinated Debt; (ii) enforce any guaranty of any of the Subordinated Debt, (iii) take, hold or claim any collateral or security for any of the Subordinated Debt

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(except that Borrower may grant a security interest in certain of its assets to
Lender in respect of the Subordinated Debt, provided, however, that any such
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security interest granted by Borrower to Lender in respect of the Subordinated
Debt shall by its terms be junior and subordinate in all respects to the security interest granted by Borrower to Senior Lender in respect of the Senior Debt for however long such security interest granted by Borrower to Senior Lender in respect of the Senior Debt shall remain in effect); (iv) exercise any rights or remedies with respect to the Subordinated Debt, judicially or non-judicially (including without limitation the commencement of any bankruptcy or insolvency proceeding against Borrower), or (v) attempt to do any of the foregoing; provided that nothing herein shall prevent Holder from converting this Subordinated Note into equity securities of Borrower on such terms as may be mutually acceptable to Holder and Borrower.

          (2) Holder agrees that upon any distribution of the assets or readjustment of the indebtedness of Borrower whether by reason of liquidation, composition, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any of the Subordinated Debt, or the application of the assets of Borrower to the payment or liquidation thereof, Senior Lender shall be entitled to receive payment in full in cash of all of the Senior Debt prior to the payment of all or any part of the Subordinated Debt, and in order to enable Senior Lender to enforce its rights hereunder in any such action or proceeding, Senior Lender is hereby irrevocably authorized and empowered in its sole discretion (but without any obligation on its part) to make and present for and on behalf of Holder such proofs of claim against Borrower on account of the Subordinated Debt as Senior Lender may deem expedient or proper and to vote such proofs of claim in any such proceeding and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and to apply same on account of the Senior Debt. Holder further agrees to execute and deliver to Senior Lender such assignments or other instruments as may be required by Senior Lender in order to enable Senior Lender to enforce any and all such claims and to collect any and all dividends or other payments or disbursements which may be made at any time on account of all and any of the Subordinated Debt. Any amounts received by Holder contrary to the provisions of this Section shall be held in trust by Holder for the benefit of Senior Lender and shall forthwith be paid over to Senior Lender to be applied to Senior Lender debt in such order as Senior Lender in its sole discretion shall determine, without limiting any other right of Senior Lender hereunder or otherwise and without otherwise affecting the liability of Holder.

          (3) Holder agrees that, in addition to any other rights that Senior Lender may have at law or in equity, Senior Lender may at any time, and from time to time, without the Holder's consent and without notice to the Holder, renew, extend or increase any of the Senior Debt or that of any other person at any time directly or indirectly liable for the payment of any Senior Debt, accept partial payments of the Senior Debt, settle, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of the Senior Debt, make loans or advances to Borrower secured in whole or in part by collateral or unsecured or refrain from making any loans or advances to Borrower, change, waive, alter or vary the interest charge on, or any other terms or provisions of the Senior Debt or any present or future instrument, document or agreement between Senior Lender and Borrower, release, exchange, fail to perfect, delay the perfection of, fail to resort to, or realize upon any collateral, and take any other action or omit to take any other action with respect to the Senior Debt or any collateral as Senior Lender deems necessary or advisable in Senior Lender's sole discretion.

          (4) In the event of any financing of Borrower by Senior Lender during a bankruptcy, arrangement, or reorganization of Borrower, the Holder agrees that the term "Senior Debt" shall include without limitation all indebtedness, liabilities and obligations incurred in any such proceeding, and the Holder agrees to take such actions and execute such documents in such proceedings as may be reasonably necessary in order to effectuate the foregoing.

          (5) Holder agrees not to contest the validity, perfection, priority or enforceability of the Senior Debt or Senior Lender's security interest in any collateral.

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          (6) If, after payment of the Senior Debt, Borrower thereafter becomes liable to Senior Lender on account of the Senior Debt, or any payment made on the Senior Debt shall for any reason be returned by Senior Lender, the provisions herein applicable to such Senior Debt shall thereupon in all respects become effective with respect to such subsequent or reinstated Senior Debt, without the necessity of any further act or agreement between Senior Lender and the Holder.

          (7) In the event of any litigation between Senior Lender and the Holder based upon or arising out of the provisions herein governing Senior Lender's rights in respect of the Senior Debt, the prevailing party shall be entitled to recover all of its reasonable costs and expenses (including without limitation reasonable attorneys fees) from the non-prevailing party.

          (8) Senior Lender is a third-party beneficiary of the provisions herein pertaining to the Senior Debt.

          Events of Default.  The occurrence of any of the following shall
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constitute an "Event of Default" under this Subordinated Note:

          (1) the failure to make any payment of principal, interest or any other amount payable hereunder when due under this Subordinated Note or the breach of any other condition or obligation under this Subordinated Note;

          (2) any representation or warranty by Borrower under or in connection with this Subordinated Note, the Security Agreement, the IP Security Agreement or any other certificate, document, agreement or instrument delivered to Lender under or in connection with this Subordinated Note is incorrect in any material respect when made or deemed made.

          (3) the breach of any covenant under the Merger Agreement, the Security Agreement, or the IP Security Agreement and the continuation of any such breach for five (5) days;

          (4) the failure to timely file an annual report on Form 10-K as required by the rules of the Securities and Exchange Commission;

          (5) the existence of any material changes to Ariel Corporation's unaudited financial statements for the year ended December 31, 2000 which were provided by Ariel Corporation to Mayan Networks Corporation prior to the execution of the Merger Agreement;

          (6) the filing of a petition by or against the Borrower under any provision of the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time, or under any similar law relating to bankruptcy, insolvency or other relief for debtors; or appointment of a receiver, trustee, custodian or liquidator of or for all or any part of the assets or property of the Borrower; or the insolvency of the Borrower; or the making of a general assignment for the benefit of creditors by the Borrower; or

          (7) any of the documents relating to the Collateral after delivery thereof shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or the Borrower or any other person shall contest in any manner the validity or enforceability thereof, or the Borrower or any other person shall deny that it has any further liability or obligation thereunder; or any of the documents relating to the Collateral for any reason, except to the extent permitted by the terms thereof, shall cease to create a valid and perfected security interest in any of the Collateral purported to be covered thereby.

          Upon the occurrence of any Event of Default, the Lender, at its option, may (i) by notice to the Borrower, declare the unpaid principal amount of this Subordinated Note, all interest accrued and unpaid hereon and all other amounts payable hereunder to be immediately due and payable, whereupon the unpaid principal amount of this Subordinated Note, all such interest and all such other amounts shall become immediately due and payable, without presentment, demand, protest or further notice of any kind,

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provided that if an event described in paragraph (6) above shall occur, the
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result which would otherwise occur only upon giving of notice by the Lender to the Borrower as specified above shall occur automatically, without the giving of any such notice; and (ii) whether or not the actions referred to in clause (i) have been taken, exercise any or all of the Lender's rights and remedies under the Security Agreements and proceed to enforce all other rights and remedies available to the Lender under applicable law.

          Upon payment in full of all principal and interest and other amounts, if any, payable hereunder this Subordinated Note shall be surrendered to Borrower for cancellation.

          Borrower hereby waives diligence, demand, presentment, protest or further notice of any kind. Borrower agrees to make all payments under this Subordinated Note without setoff or deduction and regardless of any counterclaim or defense.

          No single or partial exercise of any power under this Subordinated Note shall preclude any other or further exercise of such power or exercise of any other power. No delay or omission on the part of the Lender in exercising any right under this Subordinated Note shall operate as a waiver of such right or any other right hereunder.

          This Note shall be binding on the Borrower and its successors and assigns, and shall be binding upon and inure to the benefit of the Lender, any future holder of this Subordinated Note and their respective successors and assigns. Borrower may not assign or transfer this Subordinated Note or any of its obligations hereunder without the Lender's prior written consent.

          If Borrower defaults and the indebtedness represented by this Subordinated Note or any part thereof is collected through legal action or other judicial proceedings, Borrower agrees to pay, in addition to the principal and interest payable hereon, reasonable attorneys' fees and costs incurred by Lender to the extent provided under the Security Agreements.

          Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given, and any payment shall be deemed to have been made, upon delivery if personally delivered, or one day after deposit if deposited in the United States mail for mailing by certified mail, postage prepaid, and addressed as follows:

          If to Lender:      Mayan Networks Corporation
                             2115 O'Nel Drive
                             San Jose, CA 95131
                             Attn:  John Tingleff, Chief Financial Officer

          If to Borrower:    Ariel Corporation
                             2540 Route 130
                             Cranbury, NJ 08512
                             Attn:  Dennis Schneider, President

          Lender or Borrower may change their address for purposes of this paragraph by giving to the other written notice of such new address in conformance with this paragraph.

          THIS NOTE IS BEING DELIVERED IN AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

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          THIS SUBORDINATED NOTE AMENDS, RESTATES and supersedes, WITHOUT
NOVATION, THAT CERTAIN PROMISSORY NOTE DATED MARCH 28, 2000, IN THE PRINCIPAL AMOUNT OF $2,000,000 (TWO MILLION DOLLARS AND NO CENTS) GIVEN BY BORROWER TO LENDER.

                         ARIEL CORPORATION


                         By:_____________________________________
                         Name:
                         Title:

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